1 AMERIPRISE FINANCIAL GLOBAL ANNUAL INCENTIVE AWARD PLAN As Amended and Restated Effective January 1, 2025 Purpose The purpose of this Ameriprise Financial Global Annual Incentive Award Plan (the “Plan”) is to provide annual cash incentives based on Enterprise, Business Unit and Individual performance results for to eligible employees of Ameriprise Financial, Inc. (the “Company”) and its subsidiaries. Article 1 Definitions For purposes of the Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the meanings indicated in this Article 1: 1.01 “Board” means the board of directors of the Company. Any reference herein to the Board shall be deemed to include any committee or person to whom any duty of the Board has been delegated. 1.02 “CEO” means the Chief Executive Officer of the Company. 1.03 “Change in Control” has the meaning given such term in the Ameriprise Financial 2005 Incentive Compensation Plan, as amended from time to time, or such successor plan thereto. 1.04 “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder. 1.05 “Committee” means the Compensation and Benefits Committee of the Company or such other committee designated by the Board to administer the Plan. Any reference herein to the Committee shall be deemed to include any other committee or person to whom any duty of the Committee has been delegated. 1.06 “Misconduct” means (i) material violation of the Ameriprise Financial Code of Conduct, (ii) criminal activity, (iii) gross insubordination, (iv) gross negligence in the performance of a participant’s duties, or (v) willful misconduct. 1.07 “Not in Good Standing” means participant is on a performance improvement plan, behavior warning, or other corrective or disciplinary action. 1.08 “Participating Companies” means, for a given Plan Year, the Company and its subsidiaries set forth in the award guidelines for such Plan Year, as determined by the Committee in its sole discretion. Exhibit 10.19

2 1.9 “Plan Year” means a one-year period beginning on January 1 and ending on December 31. 1.10 “Qualified Retirement” means: (a) For participants who are not Section 16 Officers or above Band 80, such participant’s Termination of Employment with the Participating Companies, subject to the following conditions being satisfied: (i) participant’s attainment of at least age 55 on or prior to the participant’s preferred retirement date; (ii) participant’s completion of at least 10 years of cumulative service with the Participating Companies on or prior to the participant’s preferred retirement date; (iii) participant having provided written notice, in a form and with such terms as prescribed by the Committee (the “Written Notice”), notifying the Company of participant’s intent to Retire and preferred retirement date, with such written notice being provided at least three months prior to the participant’s preferred retirement date for participants below Band 50, at least six months prior to the participant’s preferred retirement date for Band 50-60 participants, and at least nine months prior to the participant’s preferred retirement date for Band 70-80 participants (provided that if a participant experiences a Termination of Employment resulting in a Severance Benefit, participant will not be required to notify the Company of participant’s intent to Retire or preferred retirement date); (iv) participant remaining continuously employed through participant’s preferred retirement date (or in the event of a Termination of Employment resulting in a Severance Benefit, the date set by the Company), or such earlier date as determined in the sole discretion of the Committee; and (v) participant being in compliance with the terms of the written notice required by this Section 1.10(a) as of the payment date of an award. (b) For participants who are Section 16 Officers and/or above Band 80, such participant’s Termination of Employment with the Participating Companies, subject to the following conditions being satisfied: (i) participant’s attainment of at least age 55 on or prior to the participant’s last day of employment; (ii) participant’s completion of at least 10 years of cumulative service with the Participating Companies on or prior to the participant’s last day of employment; (iii) participant notifying the Chief Executive Officer (or in the case of the Chief Executive Officer, the Chair of the Committee) of participant’s intent to commence discussions regarding participant’s retirement, with such notice provided at least twelve months prior to the participant’s last day of employment (provided that if a participant experiences a Termination of Employment resulting in a Severance Benefit or in payments under the Senior Executive Severance Plan, the requirement to commence such discussions is waived); (iv) participant attesting, in a form and with such terms and at such time as prescribed by the Company (the “Attestation”), of participant’s intent to Retire and of the retirement date; (v) participant remaining continuously employed through participant’s preferred retirement date (or in the event of a Termination of Employment resulting in a Severance Benefit or in payments under the Senior Executive Severance Plan, the date set by the Company), or such earlier date as determined in the sole discretion of the Committee; and (vi) participant being in compliance with the terms of the attestation required by this Section 1.10(b) as of the payment date of an award.

3 1.11 “Retire” means permanently exiting the workforce as prescribed by the Committee and described in the Written Notice or Attestation, as applicable. 1.12 “Section 16 Officer” means an executive officer as defined in Rule 16a-1(f) under Section 16 of the Securities Exchange Act of 1934. 1.13 “Severance Benefit” means: (a) payment of severance benefits under the provisions of a severance plan (other than the Ameriprise Financial Senior Executive Severance Plan) that is in effect and in which the participant participates, provided the participant has complied with all requirements to receive the severance benefits, including without limitation signing a release of claims in favor of the Company (and its affiliates) in a form prescribed by the Company; or (b) if so designated by the Committee, any agreement between a Participating Company and a participant that provides for pay or other benefits upon separation of employment in exchange for the participant signing a release of claims in favor of the Participating Company (and its affiliates) in a form prescribed by the Participating Company. 1.14 “Termination of Employment” means the date on which a participant undergoes a “separation from service” from the Company (and its affiliates), as defined under Section 409A of the Code, and as determined in accordance with the Company’s Policy Regarding Section 409A Compliance. Article 2 Participation in the Plan 2.01 Participation. Participation in the Plan for a given Plan Year shall be limited to employees of the Participating Companies for such Plan Year who are designated by the Committee, in its sole discretion, as participants in the Plan for that Plan Year. Employees hired or transferred into an eligible role or before the 15th day of a given month are eligible to become participants in the Plan in the month in which hired or transferred into an eligible role, and employees hired after the 15th day of a given month shall be eligible to become participants in the Plan in the month following the month in which hired or transferred into an AIA eligible role. Notwithstanding the foregoing, unless the Committee determines otherwise, a participant must be employed by a Participating Company (regardless of whether participant is in an eligible role under the Plan) for more than three consecutive months in a Plan Year to participate in the Plan for such Plan Year. The Committee’s designation of an employee as a participant in respect of a particular Plan Year will not in itself entitle that employee to receive an award for that Plan Year or to be designated as a participant for any subsequent Plan Year. No member of the Committee shall be eligible to participate in the Plan. 2.02 Beneficiaries. A participant may designate one or more beneficiaries to receive payment of his or her award in the event of the participant’s death by executing and delivering to the Company written notice of such designation on the form provided by the Company for such purpose, and may revoke or change his or her beneficiary designation at any time by executing

4 and delivering to the Company a new written notice of such designation on the form provided by the Company for such purpose. If any award is payable to a participant after the death of such participant, such award shall be paid, at the same time or times and in the same manner as if such participant were alive, to the beneficiaries of the participant designated on his or her most recent written notice. If a participant does not designate any beneficiary, or if no such beneficiary shall survive him or her, then payments will be made to the participant’s legal representatives. Article 3 Award Guidelines 3.01 Annual Award Guidelines. As soon as practicable at the beginning of each Plan Year, the Committee shall approve the award guidelines for that Plan Year, which may include the appropriate performance goals for the Plan Year and such other terms and conditions the Committee deems appropriate. 3.02 Amendment of Award Guidelines. If the Committee determines during the course of any Plan Year that the performance goals or other term of the award guidelines for that Plan Year are not justified under the circumstances, the Committee may, in its sole discretion, amend the award guidelines, including the performance goals thereof, for such Plan Year as the Committee deems appropriate. 3.03 Award Classes. The Committee may, by rules and regulations of general or specific application, establish one or more classes of awards, the payment of which shall, in whole or in part, be deferred and made at such later time or times, in a lump sum or in such installments, as the Committee shall prescribe. Any class of awards shall be structured to qualify for an exemption from or to comply with the requirements of Section 409A of the Code. Article 4 Deferral of Awards 4.01 Deferral of Awards. The Committee may allow a participant to defer the payment of an award under a deferral plan of a Participating Company. Such deferral shall be made in accordance with the terms of that deferral plan and the requirements of Section 409A of the Code. Upon the deferral of the payment of an award, the terms of such deferral and the payments thereunder shall be governed by the provision of the deferral plan under which such deferral has been made, and the payment provisions of Article 6 and 7 shall not apply to the deferred award. 4.02 Unfunded Status. The obligation of any Participating Company under the Plan to make deferred payments or awards when due is merely contractual and no amount credited to an account of a participant on the books of any Participating Company shall be deemed to be held in trust for such participant or for his or her beneficiary or legal representatives. Nothing contained in the Plan shall require any Participating Company to segregate or earmark any cash or other property for Plan awards. Any securities or other property held or acquired by a company specifically for use under the Plan or otherwise shall, unless and until transferred in accordance with the terms and conditions of the Plan, be and at all times remain the property of such company, irrespective of whether such securities or other property are entered in a special account for the

5 purpose of the Plan, and such securities or other property shall at all times be and remain available for any corporate purpose. Article 5 Determination of Awards 5.01 Pre-Determination of Awards. Prior to the end of a Plan Year, the Committee may, but shall not be required to, determine a minimum aggregate amount of the awards to be paid for such Plan Year. If the Committee makes such a determination of the minimum aggregate amount of the awards to be paid for such Plan Year, then the actual aggregate amount of the awards for that Plan Year, as determined under Section 5.02, shall not be less than the minimum aggregate amount of the awards for such Plan Year determined by the Committee under this Section 5.01. 5.02 Determination of Awards. As soon as practicable after the end of each Plan Year, the Committee shall determine the aggregate amount of the awards to be paid for such Plan Year. In determining the aggregate amount of awards, the Committee may establish available pools of monies and payment grids for the employees of a particular Participating Company or a division, business unit or other designated group thereof, based upon specified company and other applicable organizational performance goals, subject to applicable limitations. 5.03 Individual Awards. Although each participant shall have an award target, the amount of any award is fully discretionary and in the in sole determination of the Committee. Except for awards payable as a result of a Change in Control pursuant to Section 7.04, and except as otherwise determined by the Committee, the award to a single participant for any Plan Year shall not exceed the lesser of (a) 200 percent of the participant’s award target for such Plan Year, or (b) 200 percent of the participant’s base salary for such Plan Year. Article 6 Payment of Awards 6.01 Continued Employment. Except as provided in Article 7, participants for a given Plan Year must remain in continuous, active employment with a Participating Company (or any affiliate of a Participating Company) through the end of the Plan Year and up until the payment date for the awards for such Plan Year. 6.02 Time of Payment. Except for awards payable pursuant to Article 7 or deferred by a participant pursuant to 4.01, each award shall be paid in the calendar year immediately following the Plan Year, as soon as practicable after the amount of the award shall have been determined, or at such subsequent time or times during such calendar year as the Committee shall determine. 6.03 Form of Payment. Payment of awards shall be made in cash unless the Committee provides for a different method of payment, in whole or in part, or a different form of payment is required by applicable laws or regulations. Payment may be made (a) by the issuance or transfer of securities or other property, including common shares or other securities of the Company, another corporation or of a regulated investment company or companies, subject to restrictions and requirements to assure compliance with the conditions set forth in Article 8 and elsewhere in the Plan and such other restrictions and requirements as the Committee shall prescribe, (b) by undertaking to issue or transfer such securities or other property in the future, together with a sum

6 or sums equal to dividend equivalents and other income equivalents earned thereon from the date of such undertaking until the date or dates of payment, (c) in cash measured by the value of such securities or other property, or of a portfolio comprised of either securities or other property or both, together with dividend equivalents and other income equivalents earned thereon from the date that such measure has been established until the date or dates of payment, or (d) by undertaking to pay cash in the future together with such additional amounts of income equivalents earned thereon until the date or dates of payment, such additional amounts to be determined by a measure established by the Committee in its discretion. Notwithstanding the foregoing, the payment of awards shall either qualify for an exemption from or comply with the requirements of Section 409A of the Code. 6.04 Tax Withholding. Any Participating Company required to make payments under the Plan shall deduct and withhold from any such payment all amounts which the Company believes in good faith it is required to deduct or withhold pursuant to the laws of any jurisdiction whatsoever or, in the event that any such payment shall be made in securities, shall require that arrangements satisfactory to such Participating Company be made for the payment of all such amounts before such securities are delivered. Except as otherwise required to comply with Section 409A of the Code, no Participating Company shall be required to pay any amount to the beneficiary or legal representatives of any former participant until such beneficiary or legal representatives shall have furnished evidence satisfactory to such Participating Company of the payment or provision for the payment of all estate, transfer, inheritance and death taxes, if any, which may be payable with respect thereto. Article 7 Treatment of Awards Upon Certain Events 7.01 Termination. If a participant’s employment with the Participating Companies terminates prior to the payment date of an award, and the participant is not otherwise eligible for an award under Sections 7.02 or 7.04, the participant will not be eligible for an award. 7.02 Certain Events. A participant will be eligible for an award in the event the participant’s employment with the Participating Companies terminates due to: (a) the participant’s Qualified Retirement; (b) the participant experiencing a Termination of Employment resulting in a Severance Benefit; or (c) the participant’s death. 7.03. Payment Amount and Timing. (a) Payment of any award under 7.02 shall be paid following the last day of employment (but in no event later than the March 15th of the year following the year in which the participant’s Termination of Employment occurs), provided all preconditions have been met, and in the following amount:

7 (i) if the Termination of Employment occurs during a Plan Year, a pro rata award equal to the participant’s target award multiplied by the number of full or partial months that have elapsed during the Plan Year as of the participant’s Termination of Employment, divided by 12; and (ii) if a participant’s Termination of Employment occurs after the end of the Plan Year, but before the payment date for the awards for such Plan Year, an award equal to the award participant would have receive had participant remained employed until the payment date for the awards for such Plan Year. (b) Notwithstanding the forgoing, if a participant is Not in Good Standing at the time of payment of an award, the participant’s award may, in the sole discretion of the Committee, be forfeited or reduced. (c) For the avoidance of doubt, a participant shall not be entitled to an award or payment for any Plan Year commencing after the participant’s Termination of Employment, even if the participant is still classified as an employee by the Participating Companies. 7.04 Change in Control. Except for awards deferred by a participant pursuant to Section 4.01 and any class of awards provided by the Committee pursuant to Section 3.03 (the payment of which is to be made at a later time or times), if, within two years following the occurrence of a Change in Control, a participant experiences a Termination of Employment that would otherwise entitle him or her to receive the payment of severance benefits under the provisions of the severance plan that is in effect and in which the participant participates as of the date of such Change in Control, and the participant is Job Band 50 or higher on the date of his or her Termination of Employment, then such participant shall, notwithstanding the provisions of Section 6.02 and Section 7.03, be paid, within five days after the date of such termination, the following amount: (a) if the termination occurs during a Plan Year, a pro rata award equal to: (i) the average award paid or payable to such participant under the Plan (or any other annual incentive award program of a Participating Company (or any of their respective subsidiaries at the time of such prior payment)) for the two-year period prior to the Change in Control, or if such participant has not received two such awards, the most recent award paid or payable (or the target amount so payable if such participant has not previously received any such award) to such participant under the Plan (or any other annual incentive award program of a Participating Company (or any of their respective subsidiaries at the time of such prior payment)); multiplied by (ii) the number of full or partial months that have elapsed during the Plan Year at the time of such termination, divided by 12; or

8 (b) in the event the Termination of Employment occurs after the end of the Plan Year, but before the payment date for the awards for such Plan Year, an award equal to the average award paid or payable to such participant under the Plan (or any other annual incentive award program of a Participating Company (or any of their respective subsidiaries at the time of such prior payment)) for the two-year period prior to the Change in Control, or if such participant has not received two such awards, the most recent award paid or payable (or target amount so payable, if such participant has not previously received any such award) to such participant under the Plan (or any other annual incentive award program of a Participating Company (or any of their respective subsidiaries at the time of such prior payment)). Article 8 Forfeiture 8.01 Participant Conduct. Notwithstanding any other language in this Plan to the contrary, in addition to any other condition that may be imposed by the Committee, a participant who engages in Misconduct, as determined in the sole discretion of the Committee, shall not be eligible for an award. 8.02 Recoupment, Recovery and Clawback. Notwithstanding any other language in this Plan, the obligation of an employing company to make payments to a participant or former participant or his or her beneficiary or legal representatives shall terminate, and amounts previously paid to the participant or former participant or his or her beneficiary or legal representatives shall be subject to repayment (i.e., recoupment, recovery or clawback) to the Company by the participant or former participant or his or her beneficiary or legal representatives, pursuant to applicable laws or listing standards or pursuant to the Company’s recoupment, recovery or clawback policy or policies in effect from time to time, including to satisfy the recoupment, recovery or clawback of other compensation that is to be repaid to the Company by the participant or former participant or his or her beneficiary or legal representatives pursuant to applicable laws or listing standards or pursuant to the Company’s recoupment, recovery or clawback policy or policies in effect from time to time. 8.03 Non-alienation. The payment of an award shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge an award shall be null and void. The payment of an award shall not be subject to any jurisdictional payment requirement upon death or termination. The payment of an award shall not, in any manner, be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto, except as specifically provided in rules or regulations established by the Committee under the Plan; and in the event that any participant or beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such payment or a part thereof, then all such payments due to the participant or beneficiary shall cease and the Participating Company shall hold and apply the same to or for the participant’s benefit or that of his or her spouse, children or other dependents in such manner and in such proportions as the Committee may deem proper.

9 Article 9 Administration 9.01 Committee Duties and Delegation of Authority. The Plan shall be administered by the Committee. The Committee shall have the discretion and authority to (a) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and (b) decide or resolve any and all questions including interpretations of the Plan, as may arise in connection with the Plan. The Committee has delegated authority to the CEO or his or her designee to grant, administer and exercise discretion with respect to awards to an employee who is not a Section 16 Officer. For awards granted to such non-Section 16 Officers, all references to the Committee herein shall mean such designee. Any action taken by the Committee (or the CEO or any delegate) within the scope of its authority shall be final and binding upon the Participating Companies, upon each and every person who participates in the Plan and any successors in interest of such persons, and any and all other persons claiming under or through any such person. 9.02 Binding Effect. By accepting any benefits under the Plan, each participant, each beneficiary and each person claiming under or through such participant shall be conclusively bound by any action or decision taken or made, or to be taken or to be made under the Plan, by the Company, the Board or the Committee. 9.03 Indemnity of Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or by any other member of the Committee in connection with the Plan, unless such act or omission constitutes willful misconduct on his part. The Company shall indemnify and hold harmless the members of the Committee, and any person to whom duties of the Committee may be delegated, against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to the Plan, except in the case of willful misconduct. Article 10 Miscellaneous 10.01 Amendment. The Board may amend the Plan in whole or in part from time to time, or may terminate the Plan at any time, without prior notice to any interested party; provided, however, no amendment or termination may be made if such amendment or termination would cause the awards under the Plan to fail to qualify for an exemption from or to comply with the provisions of Section 409A of the Code. The Board may delegate its amendment power to such individual or individuals as it deems appropriate, in its sole discretion. The foregoing sentence to the contrary notwithstanding, for a period of two years and one day following a Change in Control, neither the Board nor any individual to whom the Board has delegated its authority may amend the Plan in a manner that is detrimental to the rights of any participant of the Plan without the participant’s written consent. 10.02 Section 409A of the Code. It is intended that the benefits provided under the Plan qualify for an exemption from or comply with the requirements of Section 409A of the Code, and the Plan shall be administered and interpreted to the extent possible in a manner consistent with such intention.

10 10.03 Other Benefits and Agreements. The benefits provided to a participant under the Plan are in addition to any other benefits available to such participant under any other plan or program for employees of the participant’s employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided. 10.04 Not a Contract of Employment. Nothing in the Plan shall be construed as giving any person employed by a company which is or has been a Participating Company the right to be retained in the employ of such company or any right to any payment whatsoever, except to the extent provided by the Plan. Each such company shall have the right to dismiss any employee at any time with or without cause and without liability for the effect which such dismissal might have upon him as a participant under the Plan. 10.05 Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply. 10.06 Captions. The captions of the articles, sections and paragraphs of the Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions. 10.07 Governing Law. The provisions of the Plan shall be construed and interpreted according to the internal laws of the State of New York without regard to its conflicts of laws principles. 10.08 Successors. The provisions of the Plan shall bind and inure to the benefit of the participant’s employer and its successors and assigns, and the participant and his or her designated beneficiaries. 10.09 Validity. In case any provision of the Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but the Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein. * * * * *